EXHIBIT 5

                      Opinion of Breyer & Aguggia Regarding
                        Legality of Securities Registered


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                                                      1300 I Street, N.W.
                                                      Suite 470 East
                                                      Washington, D.C. 20005
                                                      Telephone (202) 737-7900
Breyer & Aguggia                                      Facsimile (202) 737-7979
================================================================================


                                                                   June 27, 1997





Board of Directors
Riverview Bancorp, Inc.
700 N.E. Fourth Avenue
Camas, Washington  98607

         RE:      Riverview Bancorp, Inc.
                  Registration Statement on Form S-1
                  -----------------------------------

To the Board of Directors:

     You have requested our opinion as special counsel for Riverview Bancorp, Inc., a Washington corporation, in connection with the above-referenced registration statement filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

     In rendering this opinion, we understand that the common stock of Riverview Bancorp, Inc. will be offered and sold in the manner described in the Prospectus, which is part of the Registration Statement. We have examined such records and documents and made such examination as we have deemed relevant in connection with this opinion.

     Based upon the foregoing, it is our opinion that the shares of common stock of Riverview Bancorp, Inc. will upon issuance be legally issued, fully paid and nonassessable.

     This opinion is furnished for use as an exhibit to the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "LEGAL AND TAX OPINIONS."

                                         Sincerely,

                                               /s/ Breyer & Aguggia

                                         BREYER & AGUGGIA

Washington, D.C.